UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________________________________

FORM 8-K

CURRENT REPORT

 _______________________________________________

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 _______________________________________________

Date of Report (Date of earliest event reported):  April 29, 2015 (April 27, 2015)

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On April 27, 2015, the Board of Directors (the “Board”) of ServiceMaster Global Holdings, Inc. (the “Company”) increased the number serving on its Board from seven to eight directors and filled the vacancy created by such newly-created directorship by appointing Thomas C. Tiller, Jr.  Mr. Tiller will serve as a Class II Director, where his initial term will expire at the Company’s 2016 annual stockholder meeting.  The Board determined, after considering all of the relevant facts and circumstances, that Mr. Tiller is “independent” as defined under NYSE listing standards and appointed him to serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.  In connection with Mr. Tiller’s appointment, David H. Wasserman and John Krenicki Jr. resigned as members of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, respectively.

No arrangements exist between the Company and Mr. Tiller or any other person pursuant to which he was selected as a director.  There are no transactions in which Mr. Tiller has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Tiller will be compensated in accordance with the Company’s publicly disclosed director compensation policies, pursuant to which he will receive an annual retainer on the same terms as the Company’s other non-employee directors.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 27, 2015, 2014, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).  The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting was March 6, 2015.  At the close of business on that date, the Company had 134,624,861 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting.  At the Annual Meeting, seven proposals were submitted to the Company’s stockholders.  The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 20, 2015.  The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following Class I directors to serve for a term expiring at the 2018 Annual Meeting.  The voting results are set forth below.

	Votes For	Votes Withheld	Broker Non-Vote
John Krenicki, Jr........................................................	93,627,619	32,362,876	2,372,548
Stephen J. Sedita.........................................................	125,334,388	656,107	2,372,548
David H. Wasserman...................................................	89,819,763	36,170,732	2,372,548

Proposal 2

The Company’s stockholders approved the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan.  The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
104,893,581	21,092,845	4,069	2,372,548

Proposal 3

The Company’s stockholders approved the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.  The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
124,452,235	1,534,474	3,786	2,372,548

Proposal 4

The Company’s stockholders approved the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan.  The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
125,678,127	310,674	1,694	2,372,548

Proposal 5

The Company’s stockholders approved the advisory resolution approving executive compensation.  The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
120,922,609	5,060,481	7,405	2,372,548

Proposal 6

The Company’s stockholders voted in favor of holding future advisory votes approving executive compensation every year.  The voting results are set forth below.

Every Year	Every 2 Years	Every 3 Years	Votes Abstained	Broker Non-Vote
123,262,415	20,238	2,695,436	12,406	2,372,548

In accordance with the voting results for Proposal 6, and consistent with the recommendation of the Board, the Company has determined that future advisory votes approving executive compensation will be held every year until the next vote on frequency, which is required at least once every six years.

Proposal 7

The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
128,328,062	20,648	14,333	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

April 29, 2015	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer